UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 10, 2013, Atlas Resource Partners, L.P. (the “Partnership”) entered into a Distribution Agreement (the “Distribution Agreement”) with Deutsche Bank Securities Inc. (the “Representative”), as representative of the several banks named therein (the “Agents”), pursuant to which the Partnership could sell from time to time through the Agents common units representing limited partner interests (the “Common Units”) of the Partnership having an aggregate offering price of up to $25,000,000.

On December 27, 2013, the Partnership delivered a notice of termination of the Distribution Agreement to the Representative, which termination was effective as of the close of business on December 27, 2013 (the “Termination Date”). The Partnership did not incur any termination penalties as a result of its termination of the Distribution Agreement.

Any Common Units issued pursuant to the Distribution Agreement were issued under the Partnership’s registration statement on Form S-3 (File No. 333-180477), which was declared effective on April 13, 2012, and the prospectus supplement thereto filed by the Partnership with the Securities and Exchange Commission on May 10, 2013 (the “Prospectus Supplement”). Immediately prior to the termination of the Distribution Agreement, there was $17,648,483 of Common Units unsold and available for issuance under the Prospectus Supplement pursuant to the Distribution Agreement. The termination of the Distribution Agreement terminated any future sales of Common Units under the Prospectus Supplement.

A description of the terms and conditions of the Distribution Agreement is set forth in the Partnership’s Current Report on Form 8-K filed on May 10, 2013 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Distribution Agreement dated as of May 10, 2013, between Atlas Resource Partners, L.P. and Deutsche Bank Securities Inc., as representative of the several agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

Date: December 27, 2013	By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Distribution Agreement dated as of May 10, 2013, between Atlas Resource Partners, L.P. and Deutsche Bank Securities Inc., as representative of the several agents(1)

(1)	Previously filed as an exhibit to the Partnership’s Current Report on Form 8-K filed on May 10, 2013.